ISO BLOCK PRODUCTS USA, INC.


                                     Common
                                  STOCK OPTION



         THIS COMMON STOCK OPTION, dated as of November 19, 1996 (the "Date of Grant"), is granted by ISO BLOCK PRODUCTS USA, INC., a Colorado corporation ("Company"), to JOSEF RATEY (the "Optionee"). WITNESSETH, that, in consideration of the covenants and agreements herein contained, the parties hereto hereby agree as follows:

         1. Grant. The Company hereby grants to the Optionee an option (the "Option") to purchase 240,000 shares of the Company's Common Stock, $.0001 par value per share (the "Option Shares"), at the price of Eighty Cents (US$0.80) per share (the "Purchase Price" or "Exercise Price"). The Purchase Price and number of Option Shares purchasable hereunder is subject to adjustment in accordance with Paragraph 8 hereof.

     2. Term. The Option is exercisable in whole or from time to time in part during the period beginning on November 19, 1996 and ending at 5:00 o'clock p.m. (Eastern Time) on November 18, 1998.

         3. Exercise of Option. During the Optionee's life, this Option may only be exercised by him, her or it. This Option may only be exercised by presentation at the principal offices of the Company in Littleton, Colorado, of written notice to the Company's Secretary advising the Company of the Optionee's election to purchase Option Shares, specifying the number of Option Shares being purchased, accompanied by payment in full. No Option Shares shall be issued until full payment is made therefor. Payment shall be made in cash, represented by bank or cashier's check, certified check or money order.

         4. Issuance of Option Shares; Restrictive Legend. (a) Upon proper exercise of this Option, the Company shall mail or deliver to the Optionee, as promptly as practicable, a stock certificate or certificates representing the Option Shares purchased, subject to clause (b) below. The Company shall not be required to sell or issue any shares under the Option if the issuance of such shares shall constitute a violation of any applicable law or regulation or of any requirements of any national securities exchange upon which the Company's common stock may be listed.

         (b) Upon any exercise of this Option, if a registration statement under the Securities Act of 1933 (the "Act") is not in effect with respect to the Option Shares, then the Company shall not be required to issue any Option Shares unless the Company has received evidence reasonably satisfactory to it to the effect that the Optionee is acquiring such shares for investment and not with a view to the distribution thereof or is acquiring such shares in reliance upon Regulation S (consisting of Rules 901 through 904 under the Act) and that the conditions of Regulation S have been satisfied as to each exercise of this Option. Any reasonable determination in this connection by the Company shall be final, binding and conclusive.

         (c) Unless and until removed as provided below, each certificate evidencing unregistered Option Shares shall bear either a customary form of investment legend (if in regard to shares purchased other than in reliance upon Regulation S) or shall bear an appropriate form of legend if in regard to shares purchased in reliance upon Regulation S under the Act.

     The Company shall issue a new certificate which does not contain such legend if (i) the shares represented by such certificate are sold pursuant to, or the shares into which the Option Shares later are converted are covered by, a registration statement (including a current prospectus) which has become effective under the Act, or (ii) the staff of the Securities and Exchange Commission shall have issued a "no action" letter, reasonably satisfactory to the Company's counsel, to the effect that such shares may be freely sold and thereafter traded publicly without registration under the Act, or (iii) the Company's counsel, or other counsel acceptable to the Company, shall have rendered an opinion satisfactory to the Company to the effect that such shares may be freely sold and thereafter publicly traded without registration under the Act.

Company's Authenticating Initials:_____________________
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


         5. Transfer of Option Shares. Option Shares issued upon exercise of this Option which have not been registered under the Act shall be transferable by a holder thereof only upon compliance with the conditions in this Paragraph. Before making any transfer of Option Shares, the holder of the shares shall give written notice to the Company of the holder's intention to make the transfer, describing the manner and circumstances of the transfer. If in the opinion of the Company's counsel, or of other counsel acceptable to the Company, the proposed transfer may be effected without registration under the Act, the Company shall so notify the holder and the holder shall be entitled to transfer such shares as described in the holder's notice to the Company. If such counsel opines that the transfer may not be made without registration under the Act, then the Company shall so notify the holder, in which event the holder shall not be entitled to transfer the shares until (i) the Company notifies the holder that it is permissible to proceed with the transfer, or (ii) registration of the shares under the Act has become effective. The Company may issue "stop transfer" instructions to its transfer agent with respect to any or all of the Option Shares as it deems necessary to prevent any violation of the Act.

         6. Transfer or Encumbrance of this Option Prohibited. This Option may not be transferred or assigned in any manner by the Optionee, without the Company's prior consent. However, if Optionee is a natural person, the foregoing sentence notwithstanding, this Option shall be transferable by will or trust upon the Optionee's death or by operation of law under the laws of descent and distribution, or pursuant to any divorce or domestic relations order. The same restriction on transfer or assignment shall apply to any heirs, devisees, beneficiaries or other persons acquiring this Option or an interest herein under such an instrument or by operation of law. Further, this Option shall not be pledged, hypothecated or otherwise encumbered, by operation of law or otherwise, nor shall it be subject to execution, attachment or similar process.

         7. No Rights as Stockholder. The Optionee shall have no rights as a stockholder with respect to Option Shares until the date of issuance of a stock certificate for such shares. No adjustment for dividends, or otherwise, shall be made if the record date therefor is prior to the date of exercise of such Option.

     8. Changes in the Company's Capital Structure. The existence of this Option shall not limit or affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Option Shares or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. However,

         (a) If, prior to the Company's delivery of all the Option Shares subject to this Option, the Company shall effect a subdivision (split) or combination (reverse split) of shares or other capital readjustment, or other increase or reduction of the number of shares of outstanding of the same class as the Option Shares, without receiving compensation therefor in money, services or property, then (i) in the event of an increase in the number of such shares outstanding, the Purchase Price shall be proportionately reduced and the number of Option Shares then still purchasable shall be proportionately increased; and
(ii) in the event of a reduction in the number of such shares outstanding, the Purchase Price payable per share shall be proportionately increased and the number of Option Shares then still purchasable shall be proportionately reduced.

         (d) Except as hereinbefore expressly provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the Purchase Price or the number of Option Shares then subject to this Option.



Company's Authenticating Initials:_____________________

         9. Withholding Taxes. Pursuant to applicable federal and state laws, the Company may be required to collect withholding taxes upon any exercise of this Option. The Company may require, as a condition to any exercise of this Option, that the Optionee concurrently pay to the Company the entire amount or a portion of any taxes which the Company is required to withhold by reason of such exercise, in such amount as the Board of Directors in its discretion may determine. In lieu of part or all of any such payment, the Optionee may elect, with the consent of the Board of Directors, to have the Company withhold from the Option Shares to be issued upon exercise of this Option that number of shares having a fair market value equal to the amount which the Company is required to withhold.

         10. Notices, etc. Any notice hereunder by the Optionee shall be given to the Company in writing, and such notice and any payment by the Optionee hereunder shall be deemed duly given or made only upon receipt thereof at the Company's office at 8037 South Datura Street, Littleton, Colorado 80120, or at such other address as the Company may designate by notice to the Optionee. Any notice or other communication to the Optionee hereunder shall be in writing and shall be deemed duly given or made if mailed or delivered to the Optionee at the last address as the Optionee may have on file with the Company's Secretary. This Option shall be governed under and construed in accordance with the laws of the State of Colorado. This address shall be binding on the Company and the Optionee and all successors, assigns, heirs, devisees and personal representatives thereof.

     NOTE: This Common Stock purchase option must match the control copy maintained by the Company in every particular.

         IN WITNESS WHEREOF, the Company has duly authorized and executed this Stock Option as of the date first above written.

                                          ISO BLOCK PRODUCTS USA, INC.



                                          By: /s/ Egin Bresnig
                                          --------------------
                                          Egin Bresnig
ATTEST:


By: /s/ Dean Wicker
-------------------
Dean Wicker, Secretary






(SEAL)




Company's Authenticating Initials:_____________________
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




                                  EXERCISE FORM

                                     Common
                                  STOCK OPTION

         I or we, the undersigned holder of this Common Stock Option of Iso Block Productions USA, Inc. ("Company"), hereby elect to exercise the right to purchase _______________________ shares of the Common Stock subject to the foregoing option at the price of US$0.80 per share. Payment for the shares in the amount of US$______________ accompanies this Exercise Form in the form of money order, bank or cashier's check, or has been made by wire transfer to the Company's accounts.

         Request is made that certificates evidencing the shares being purchased hereby be issued in the name and sent to the address provided below, and, if the number of shares being purchased is less than all of the shares which may be purchased upon exercise of the foregoing option, that a new option of like tenor for the balance of the shares not being purchased upon exercise hereof be delivered to the undersigned at the address below.


Name

Address

Postal Code


         I acknowledge and agree that the certificate evidencing the shares purchased hereunder will bear an appropriate investment or other legend restricting the transfer of such shares except upon registration of those shares under the U.S. Securities Act of 1933, as amended, or pursuant to an available exemption from such registration requirements.


DATED:___________________, 19_____



                                        X...,,,,,,..............................
                                        Signature of Option Holder


NOTE: This option may only be exercised by the registered holder, unless the Company has consented to assignment of this Option or the exercising party demonstrates that he, she or it is the legal successor to the registered holder.


Company's Authenticating Initials:_____________________
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